UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 14, 2021

American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact name of registrant as specified in its charter)

Maryland (American Assets Trust, Inc.) Maryland (American Assets Trust, L.P.)	001-35030 (American Assets Trust, Inc.) 333-202342-01 (American Assets Trust, L.P.)	27-3338708 (American Assets Trust, Inc.) 27-3338894 (American Assets Trust, L.P.)
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130		92130
(Address of principal executive offices)		(Zip Code)
(858)
350-2600
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Name of Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
American Assets Trust, Inc.	Common Stock, par value $0.01 per share	AAT	New York Stock Exchange
American Assets Trust, L.P.	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
On January 14, 2021, American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) executed an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of $500 million aggregate principal amount of the Operating Partnership’s 3.375% Senior Notes due 2031 (the “Notes”). The offering of the Notes is expected to close on or about January 26, 2021, subject to the satisfaction or waiver of customary closing conditions (the “Closing”).
The Notes were priced to investors in the offering at 98.935% of their principal amount, and the Underwriters agreed to purchase the Notes from the Operating Partnership pursuant to the Underwriting Agreement at a price of 98.285% of their principal amount. The Notes will mature on February 1, 2031 and are senior, unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and will be effectively subordinated in right of payment to, among other things, all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries. The Notes will be fully and unconditionally guaranteed by the Company.
On January 14, 2021, the Company issued a press release announcing the pricing of the offering. The press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference. The offering is being made pursuant to the effective registration statement on Form
S-3
(File Nos.
333-252096
and
333-252096-01)
initially filed with the Securities and Exchange Commission on January 14, 2021.
The Underwriting Agreement contains customary representations, warranties, covenants, and agreements, indemnification obligations, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties thereto. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form
8-K
and the description of the terms of the Underwriting Agreement herein is qualified in its entirety by reference thereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 14, 2021.

99.1	Press Release, dated January 14, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.

By:	/s/ Adam Wyll
Adam Wyll Executive Vice President and Chief Operating Officer

January 20, 2021

American Assets Trust, L.P.

By:	/s/ Adam Wyll
Adam Wyll Executive Vice President and Chief Operating Officer

January 20, 2021